UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2006

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-7310	Michigan Consolidated Gas Company	38-0478040
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Gerard M. Anderson, DTE Energy Company (“DTE Energy”) President and Chief Operating Officer, and David E. Meador, DTE Energy Executive Vice President and Chief Financial Officer will give a business presentation to several groups of investors in Boston throughout the day on July 12, 2006. Included in the presentation is information (contained in slide 13) that reflects the impact of the increasingly likely synfuel tax credit phase out. A copy of the slide presentation is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Slide Presentation of DTE Energy Company dated July 12, 2006.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, The Detroit Edison Company’s (“Detroit Edison”) and Michigan Consolidated Gas Company’s (“MichCon”) 2005 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 12, 2006
DTE ENERGY COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

THE DETROIT EDISON COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

MICHIGAN CONSOLIDATED GAS COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Slide Presentation of DTE Energy Company dated July 12, 2006.